Exhibit (h)(29)

FIXED INCOME CLEARING CORPORATION

SPONSORED MEMBERSHIP AGREEMENT

WHEREAS, each of the legal entities listed in Schedule 1 attached to this Agreement, and any legal entity that is not listed on Schedule 1 but that agrees in the future to be bound by this Agreement by entering into a joinder agreement substantially in the form of Schedule 2 attached hereto (such entities each, severally and not jointly, a “Sponsored Member”), has requested, either through an officer of the Sponsored Member or through an authorized agent of the Sponsored Member (which may be the Sponsored Member’s investment advisor or other duly authorized agent and is referred to herein as the “Agent”), that it be permitted to become a Sponsored Member of the Government Securities Division (“GSD”) of the Fixed Income Clearing Corporation (“FICC”) as that term is defined in the GSD Rulebook (the “Rules”);

WHEREAS, the Agent, if any, wishes to make the representations and warranties and obligations set forth in Section 15 hereof;

WHEREAS, State Street Bank and Trust Company (“Sponsoring Member”) is a Sponsoring Member pursuant to the Rules and desires to sponsor Sponsored Members into FICC membership; and

WHEREAS, FICC will permit each Sponsored Member into membership subject to the Rules, the terms and conditions set forth herein and any terms and conditions deemed by FICC to be necessary to protect itself and its members;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FICC, the Sponsoring Member, the Agent (if any) and each Sponsored Member agree and understand as follows:

1. This Agreement constitutes a separate, distinct and independent agreement with respect to each legal entity listed in Schedule 1 hereto and any legal entity referenced in a joinder agreement substantially in the form of Schedule 2 and executed by the parties hereto (“Joinder Agreement”). Any reference to a “Sponsored Member” shall be a reference to each legal entity listed in Schedule 1 and in any Joinder Agreement, separately and not jointly.

2. The Sponsored Member represents and warrants that it is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 or (ii) a legal entity that is not organized as an entity specifically listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, but that satisfies the requirements that an entity listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, must satisfy in order to be a “qualified institutional buyer” (other than any such requirements relating to legal entity type or organizational form). If for any reason the Sponsored Member is no longer able to satisfy the qualifications set forth in either subsection (i) or subsection (ii) of the preceding sentence, the Sponsored Member shall promptly notify FICC and the Sponsoring Member in writing of such change in circumstance.

3. The Sponsored Member authorizes State Street Bank and Trust Company to be its Sponsoring Member as that term is defined in the Rules, and authorizes the Sponsoring Member to act as its processing agent for its Sponsored Member Trades. As such, the Sponsored Member authorizes the Sponsoring Member to submit to FICC on the Sponsored Member’s behalf data on its Sponsored Member Trades pursuant to the Rules. The Sponsored Member hereby appoints the Sponsoring Member to act as its processing agent with respect to the Sponsored Member’s satisfaction of its securities and funds-only settlement obligations, and for performing all operational functions and receiving all reports and information relevant to the Sponsored Member’s Sponsored Member Trades. The Sponsored Member understands and agrees that FICC’s provision of such reports and information to the Sponsoring Member shall constitute satisfaction of FICC’s obligation to provide such reports and information to the Sponsored Member. If the Sponsoring Member ceases to be the Sponsoring Member for the Sponsored Member under the Rules, then the Sponsored Member shall have no further right to have data submitted on its behalf with respect to Sponsored Member Trades pursuant to the Rules.

4. FICC is authorized to receive from the Sponsoring Member trade data submitted to FICC by the Sponsoring Member on the Sponsored Member’s behalf for comparison, netting and settlement by FICC pursuant to the Rules.

5. FICC shall only process those Sponsored Member Trades that meet the applicable requirements set forth in the Rules and are submitted to FICC pursuant to the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

6. Notwithstanding any functions that the Sponsoring Member undertakes as processing agent on behalf of the Sponsored Member, the Sponsored Member shall be principally liable to FICC with respect to all settlement obligations under the Rules, and the Sponsoring Member shall not be a principal under the Rules with respect to settlement obligations of the Sponsored Member.

7. From an operational perspective, all securities and funds-only settlement obligations shall be satisfied at the Sponsoring Member Omnibus Account level. FICC’s satisfaction of such funds-only and securities settlement obligations with the Sponsoring Member Omnibus Account shall constitute satisfaction of FICC’s obligation to settle with the Sponsored Member.

8. FICC will only accept corrections and deletions to trade data submitted on behalf of the Sponsored Member to FICC from the Sponsoring Member. Such corrections and deletions must be made pursuant to the Rules and the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

9. The Sponsored Member must resolve directly with its Sponsoring Member all errors and omissions regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, and all failures of the Sponsoring Member to submit data to FICC on behalf of the Sponsored Member. Should there be a dispute between the Sponsoring Member and its Sponsored Member regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, or the failure of the Sponsoring Member to submit data to FICC on the Sponsored Member’s behalf, FICC will act promptly and in good faith to assist the parties in resolving such dispute.

10. FICC shall have no responsibility or liability in the event the Sponsoring Member submits on the Sponsored Member’s behalf data to FICC with an error or omission, fails to submit data to FICC, or fails to submit the data pursuant to the Rules or the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

11. FICC shall not be bound by any agreement to which it is not a party, including without limitation, any agreement between the Sponsoring Member and the Sponsored Member, between the Sponsored Member and any third party, or between the Sponsoring Member and any third party, even if such agreement conflicts with this Agreement.

12. This Agreement shall be effective on the date on which it is executed by an authorized official of FICC and the Sponsoring Member. This Agreement may be terminated, with respect to any particular Sponsored Member, by the mutual agreement of FICC, the relevant Sponsored Member and the Sponsoring Member, or by FICC immediately upon notice to the Sponsored Member and the Sponsoring Member, or by any Sponsored Member or the Sponsoring Member upon ten (10) calendar days written notice of such to FICC and the Sponsoring Member or Sponsored Member, as applicable; provided that FICC may, in its sole discretion, accept such termination within a shorter time period. Such termination by one party may not be made with regard to, and shall have no effect on, Sponsored Member Trades for which data has been received by FICC. The termination of this Agreement with respect to one Sponsored Member shall have no effect on the Agreement or any Sponsored Member Trades for any other Sponsored Member.

13. Capitalized terms not defined herein shall have the meanings ascribed to them in the Rules.

14. The Sponsored Member irrevocably and unconditionally submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, in each case in respect of any action or proceeding brought against it or relating in any way to this Agreement. The Sponsored Member also irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue in the aforesaid courts. The Sponsored Member agrees not to, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it might otherwise have to, bring any action or proceeding against FICC in any forum other than a

Federal or State court in the Borough of Manhattan, in the City of New York; provided, however, that in any action or proceeding that FICC brings against the Sponsored Member, the Sponsored Member may bring its responsive claims against FICC, if any, in such action or proceeding in that same forum. FICC irrevocably and unconditionally submits to the exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, in respect of any action or proceeding brought against it relating in any way to this Agreement, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue in the aforesaid courts. Each party to this Agreement waives their right to a jury trial.

15. If this Agreement is being executed on behalf of the Sponsored Members by an Agent, then the Agent represents, warrants and covenants to FICC and the Sponsoring Member, with respect to each Sponsored Member hereunder, at and as of all times during the term of this Agreement:

(i)	The Agent is duly authorized to execute and deliver this Agreement and all amendments or waivers hereof and to send and receive notices hereunder on behalf of such Sponsored Member;

(ii)	The Agent shall notify FICC and the Sponsoring Member forthwith upon becoming aware of any of the following events with respect to one or more Sponsored Members hereunder:

(A) the occurrence of an event or circumstance that renders false any representation or warranty of any Sponsored Member set forth in this Agreement; or

(B) any facts which indicate that it is likely that any Sponsored Member will fail to carry out any of the material terms of the Agreement or of any Sponsored Member Trades.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PEFORMED WHOLLY THEREIN AS IF ALL PARTIES WERE RESIDENTS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

FIXED INCOME	MassMutual Select Funds,
CLEARING CORPORATION	MassMutual Premier Funds,
MML Series Investment Fund,
MML Series Investment Fund II, each on behalf of its series set forth on Schedule 1 hereto

By: /s/ Bruce Hin	By:/s/ Renee Hitchcock

Print Name: Bruce Hin	Print Name: Renee Hitchcock

Title: Executive Director	Title: CFO and Treasurer

Date: 10/10/2017	Date: September 14, 2017

State Street Bank and Trust Company

By: /s/ Harold O. Nichols

Print Name:     Harold O. Nichols

Title:             Managing Director

Date:   9/18/17

Schedule 1

Approved Sponsored Members

MassMutual Select Funds

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMutual RetireSMARTSM 2060 Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Growth Fund

MassMutual RetireSMARTSM In Retirement Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMARTSM Moderate Growth Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Diversified Value Fund

MassMutual Select Equity Opportunities Fund

MassMutual Select Fundamental Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Growth Opportunities Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Mid Cap Growth Fund

MassMutual Select Mid-Cap Value Fund

MassMutual Select Overseas Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Total Return Bond Fund

MM MSCI EAFE® International Index Fund

MM Russell 2000® Small Cap Index Fund

MM S&P 500® Index Fund

MM S&P® Mid Cap Index Fund

MM Select Bond and Income Asset Fund

MM Select Equity Asset Fund

MassMutual Premier Funds

MassMutual Premier Balanced Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Disciplined Value Fund
MassMutual Premier Diversified Bond Fund
MassMutual Premier Global Fund
MassMutual Premier High Yield Fund
MassMutual Premier Inflation-Protected and Income Fund
MassMutual Premier International Equity Fund
MassMutual Premier Main Street Fund
MassMutual Premier Short-Duration Bond Fund
MassMutual Premier Small Cap Opportunities Fund
MassMutual Premier Strategic Emerging Markets Fund
MassMutual Premier Value Fund MassMutual Premier U.S. Government Money Market Fund

MML Series Investment Fund

MML Aggressive Allocation Fund
MML American Funds Core Allocation Fund
MML American Funds® Growth Fund
MML American Funds® International Fund
MML Balanced Allocation Fund
MML Blue Chip Growth Fund
MML Conservative Allocation Fund
MML Equity Income Fund
MML Equity Index Fund
MML Focused Equity Fund
MML Foreign Fund
MML Fundamental Growth Fund
MML Fundamental Value Fund
MML Global Fund
MML Growth & Income Fund
MML Growth Allocation Fund
MML Income & Growth Fund
MML International Equity Fund
MML Large Cap Growth Fund
MML Managed Volatility Fund
MML Mid Cap Growth Fund
MML Mid Cap Value Fund
MML Moderate Allocation Fund
MML Small Cap Growth Equity Fund
MML Small Company Value Fund
MML Small/Mid Cap Value Fund
MML Total Return Bond Fund

MML Series Investment Fund II

MML Asset Momentum Fund
MML Blend Fund
MML Dynamic Bond Fund
MML Equity Fund
MML Equity Rotation Fund
MML High Yield Fund

MML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Special Situations Fund

MML Strategic Emerging Markets Fund

MML U.S. Government Money Market Fund

Schedule 2

SPONSORED MEMBER JOINDER AGREEMENT

The legal entities listed below, being represented by the undersigned , hereby agree to be bound by all of the provisions of the FIXED INCOME CLEARING CORPORATION SPONSORED MEMBERSHIP AGREEMENT, dated September __, 2017, by and between the Fixed Income Clearing Corporation (“FICC”), State Street Bank and Trust Company, and MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment II, each on behalf of its series set forth on Schedule 1 thereto or on Sponsored Member Joinder Agreements.

List of Legal Entities Becoming Sponsored Members

Accepted as of                                 ,                 :

FIXED INCOME	Trust
CLEARING CORPORATION	FOR AND ON BEHALF OF EACH OF THE LEGAL ENTITIES SET FORTH ON THIS SCHEDULE 2

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

State Street Bank and Trust Company

By:

Print Name:

Title:

Date:

CERTIFICATE OF INCUMBENCY

I, Andrew M. Goldberg, Secretary, of MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment II (each a “Trust”) DO HEREBY CERTIFY to the Fixed Income Clearing Corporation (“FICC”) that the below-named persons have been duly authorized, and on this day are, principals/officers of each Trust who are duly authorized to sign all documents and instruments necessary for conducting business with FICC on behalf of the Trust who is acting on behalf of the Sponsored Members that are its series under the Sponsored Membership Agreement among FICC, State Street Bank and Trust Company and the Trusts, and that the signatures set forth below opposite their names are their genuine signatures.

Name

Renee Hitchcock

Tina Wilson

James Daigle

Title

CFO and Treasurer

President (MML/MML II);

VP (Select/Premier)

Assistant Treasurer

Signature

/s/ Renee Hitchcock

/s/ Tina Wilson

/s/ James Daigle

/s/ Andrew Goldberg
(Signature) (Title) Secretary